UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 26, 2024 (February 23, 2024)

THE AARON'S COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39681	85-2483376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE	Suite 300	Atlanta	Georgia	30339-3194
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (678) 402-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	AAN	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Credit Facility Amendment
On February 23, 2024, The Aaron’s Company, Inc., a Georgia corporation (the “Company”) amended its Credit Agreement, dated as of April 1, 2022 (as amended by the Credit Facility Amendment (as defined below), the “Credit Agreement”), among the Company, Aaron’s, LLC, a wholly owned subsidiary of the Company (“Borrower”), the financial institutions from time to time party thereto, as lenders (the “Lenders”), and Truist Bank, as administrative agent (the “Agent”), pursuant to the terms and conditions of that certain First Amendment to Credit Agreement (the “Credit Facility Amendment”), among the Company, Borrower, the various subsidiaries of Borrower party thereto as guarantors (collectively with the Company and Borrower, the “Credit Facility Loan Parties”), the Lenders party thereto and the Agent. The Credit Facility Amendment, among other things: (i) decreases the Revolving Facility Commitments (as defined in the Credit Agreement) from $375 million to $275 million, (ii) includes a requirement that the Credit Facility Loan Parties deliver a security and pledge agreement, pursuant to which the Credit Facility Loan Parties will grant a first priority lien (subject only to certain permitted liens) on substantially all of their respective assets (subject to certain agreed upon exclusions including, without limitation, all fee and leasehold interests in real property) to secure their respective obligations under or in respect of the Credit Agreement and (iii) amends the existing Fixed Charge Coverage Ratio (as defined in the Credit Agreement) covenant to lower the required minimum threshold for each of the fiscal quarters from and including Q1 2024 to and including Q4 2027 to the corresponding levels in the table set forth in the Credit Agreement.
The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by the full text of the Credit Facility Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Loan Facility Amendment
On February 23, 2024, the Company amended its Loan Facility Agreement and Guaranty, dated as of April 1, 2022 (as amended by the Franchise Facility Amendment (as defined below), the “Franchise Agreement”), among the Company, Borrower, the financial institutions from time to time party thereto, as participants (the “Participants”), and Truist Bank, as servicer (the “Servicer”), pursuant to the terms and conditions of that certain Second Amendment to Loan Facility Agreement and Guaranty (the “Franchise Facility Amendment”), among the Company, Borrower, the various subsidiaries of Borrower party thereto as guarantors (collectively, together with the Company and Borrower, the “Franchise Facility Loan Parties”), the Participants party thereto and the Servicer. The Franchise Facility Amendment, among other things, (i) includes a requirement that the Franchise Facility Loan Parties deliver a security and pledge agreement, pursuant to which the Franchise Loan Parties will grant a first priority lien (subject only to certain permitted liens) on substantially all of their respective assets (subject to certain agreed upon exclusions including, without limitation, all fee and leasehold interests in real property) to secure their respective obligations under or in respect of the Franchise Agreement and (ii) amends the existing Fixed Charge Coverage Ratio (as defined in the Franchise Agreement) covenant to lower the required minimum threshold for each of the fiscal quarters from and including Q1 2024 to and including Q4 2027 to the corresponding levels in the table set forth in the Franchise Agreement.
The foregoing description of the Franchise Facility Amendment does not purport to be complete and is qualified in its entirety by the full text of the Franchise Facility Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 26, 2024, the Company issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information under Item 1.01 is incorporated herein by reference into this Item 2.03.
ITEM 7.01.     REGULATION FD DISCLOSURE
The Company frequently provides relevant information to its investors via posting to its corporate website. On February 26, 2024, the Company posted an investor presentation entitled "Aaron's Company Overview" on the Company's website at https://investor.aarons.com. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
ITEM 8.01.     OTHER EVENTS
Dividend Declaration
On February 26, 2024, the Board of Directors of the Company declared a first quarter cash dividend of $0.125 per share on the Company's common stock. The dividend will be paid on April 3, 2024 to shareholders of record as of the close of business on March 14, 2024.
A copy of the press release announcing the dividend is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Executive Compensation
On February 23, 2024, to better align executive pay with company performance, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved adjustments to the compensation of Douglas A. Lindsay, Chief Executive Officer, Stephen Olsen, President, and C. Kelly Wall, Chief Financial Officer, for the 2024 fiscal year.
The Committee approved an aggregate reduction of approximately 17% to Mr. Lindsay’s total target direct compensation for 2024 (as compared to 2023), consisting of: (i) a 20% reduction in Mr. Lindsay’s target annual cash incentive award (from $1,200,000 to $960,000); and (ii) a 20% reduction in Mr. Lindsay’s targeted long-term incentive (“LTI”) award value (from $3,550,000 to $2,840,000).
In connection with such adjustments, the Committee approved a change in the mix of Mr. Lindsay’s LTI awards for 2024 so that they will be granted entirely in performance shares that are subject to performance-based vesting conditions, as compared to being weighted at 30% for time-based restricted stock, 20% for stock options, and 50% for performance shares in 2023.
The Committee also approved an aggregate reduction of approximately 8% to each of Mr. Olsen’s and Mr. Wall’s total target direct compensation for 2024 (as compared to 2023), consisting of a 20% reduction in each such officer’s targeted LTI award value (from $950,000 to $760,000 for Mr. Olsen, and from $625,000 to $500,000 for Mr. Wall). In addition, the Committee determined that each of Mr. Olsen’s and Mr. Wall’s LTI awards for 2024 would consist of performance shares (weighted at 62.5%) and time-based restricted stock (weighted at 37.5%), as compared to being weighted at 30% for time-based restricted stock, 20% for stock options, and 50% for performance shares in 2023.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of February 23, 2024, among Aaron’s, LLC, as the borrower, The Aaron’s Company, Inc., the other Guarantors (as defined therein) party thereto, the several banks and other financial institutions party thereto and Truist Bank, in its capacity as administrative agent

10.2
Second Amendment to Loan Facility Agreement and Guaranty, dated as of February 23, 2024, among Aaron’s, LLC, as the sponsor, The Aaron’s Company, Inc., the other Guarantors (as defined therein) party thereto, the several banks and other financial institutions party thereto and Truist Bank, in its capacity as servicer

99.1	Press Release, dated February 26, 2024, announcing financial results for the fourth quarter and full year ended December 31, 2023
99.2	Aaron's Company Overview Investor Presentation, dated February 26, 2024
99.3	Dividend Press Release, dated February 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AARON'S COMPANY, INC.
		By:	/s/ C. Kelly Wall
Date:	February 26, 2024		C. Kelly Wall Chief Financial Officer